PRELIMINARY PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS MAY 28, 2013 CONFIDENTIAL Project Cougar DRAFT Exhibit (c)(3)

CONFIDENTIAL PROJECT COUGAR
Disclaimer
The information herein has been prepared by Lazard based upon information supplied by Cougar (the “Company”)
or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the
Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.
These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure.
Lazard is acting as financial advisor to the Special Committee of Cougar’s Board of Directors, and will not be responsible for, and will not provide, any tax, accounting, actuarial, legal or other specialist advice.

Summary of Changes to Preliminary Financial Model
After completing significant due diligence and reviewing feedback from management and
Cheetah, Lazard has made the following changes to the preliminary financial model as directed by the Special Committee
Cougar-067
Adjusted 2014 net revenue down 50% and COGS (per unit) up 25%
~($0.02) impact on sum of the parts valuation
Retavase
One year delay, resulting in a Q4 2016 launch
$3 million in additional R&D (we have added $1 million in H2 2013, 2014 and 2015)
~($0.30) impact on sum of the parts valuation
Retaflo
60% probability of success (compared to 70% previously)
One year delay, resulting in a 2018 launch
$8 million in additional R&D
We have added $2 million per year in 2014, 2015, 2016 and 2017
2015-2017 R&D adjusted at 90% Retavase POS, as they would not be spent if Retavase failed
~($0.75) impact on sum of the parts valuation
1
PROJECT COUGAR CONFIDENTIAL

PROJECT COUGAR
2
Preliminary Probability-Adjusted Financial Forecast (Updated per May 9 F-1)
($ in millions)
We have updated our preliminary financial analysis based on the financial projections below
Source: Cougar management projections and Lazard estimates
Fiscal Year Ending December 31, '13E-'22E
2013E 2014E 2016E 2018E 2020E 2022E CAGR
Cardene $51.9 $50.9 $49.0 $46.1 $43.1 $40.3 (2.8%)
Curosurf 39.9 42.6 42.0 43.5 45.3 47.4 1.9%
Zyflo Branded 56.5 10.8 5.3 5.2 4.5 3.5 (26.6%)
Zyflo AG 4.8 20.1 20.4 10.9 11.0 11.1 9.7%
Bethkis 0.4 12.1 22.6 22.6 22.6 22.6 55.4%
Cougar-067 6.1 7.7 15.2 15.1 15.1 15.1 10.7%
Retavase (90%) 0.0 0.0 0.1 17.5 24.9 26.9 NM
Retaflo (60%) 0.0 0.0 0.0 0.2 36.0 42.5 NM
Pertzye 1.7 7.5 22.7 31.0 35.8 40.1 42.4%
Total Net Revenue $161.2 $151.7 $177.3 $192.2 $238.2 $249.6 5.0%
% Growth 13.2% (5.9%) 4.1% 5.9% 12.5% 1.5%
Gross Profit $114.5 $102.2 $116.6 $126.9 $161.2 $169.0 4.4%
% Margin 71.0% 67.4% 65.8% 66.0% 67.6% 67.7%
Selling, General and Administrative $61.1 $54.5 $57.7 $58.2 $62.2 $63.5 0.4%
Research and Development 7.5 12.1 3.1 1.1 1.4 1.4 (16.8%)
Amortization of Product Rights 17.4 18.0 19.5 20.3 21.8 21.8 2.6%
Change in Acq-Related Payments 3.5 3.7 2.6 0.6 0.0 0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1
Operating Income $22.0 $13.8 $33.6 $46.7 $75.7 $82.1 15.7%
% Margin 13.7% 9.1% 19.0% 24.3% 31.8% 32.9%
Depreciation $0.7 $0.5 $0.3 $0.3 $0.3 $0.3
Amortization 17.4 18.0 19.5 20.3 21.8 21.8
EBITDA $40.1 $32.3 $53.5 $67.2 $97.8 $104.2 11.2%
% Margin 24.9% 21.3% 30.2% 35.0% 41.1% 41.8%
Change in Acq-Related Payments $3.5 $3.7 $2.6 $0.6 $0.0 $0.0
Transaction-Related Expenses 3.0 0.1 0.1 0.1 0.1 0.1
Adjusted EBITDA $46.6 $36.1 $56.1 $67.9 $97.9 $104.3 9.4%
% Margin 28.9% 23.8% 31.7% 35.4% 41.1% 41.8%
CONFIDENTIAL

Fiscal Year Ending December 31, '13E-'22E
2013E 2014E 2016E 2018E 2020E 2022E CAGR
Cardene - - - - - - -
Curosurf - - - - - - -
Zyflo Branded - - - - - - -
Zyflo AG - - - - - - -
Bethkis - - - - - - -
Cougar-067 - (7.7) - - - - -
Retavase (90%) - - (7.5) (5.6) (1.0) (1.1) NM
Retaflo (60%) - - - (13.3) (11.3) (9.6) NM
Pertzye - - - - - - -
Total Net Revenue - ($7.7) ($7.5) ($19.0) ($12.3) ($10.7) (0.5%)
% Growth - (4.8%) (4.3%) (4.3%) 9.8% (0.1%)
Gross Profit - ($2.6) ($5.9) ($14.8) ($10.2) ($9.2) (0.6%)
% Margin - 1.6% (0.6%) (1.1%) (0.8%) (0.8%)
Selling, General and Administrative - ($0.3) ($2.2) ($3.4) ($0.7) ($0.4) (0.1%)
Research and Development 1.0 3.0 1.9 - - - (1.3%)
Amortization of Product Rights - - - - - - -
Change in Acq-Related Payments - - - - - -
Transaction-Related Expenses - - - - - -
Operating Income ($1.0) ($5.3) ($5.7) ($11.4) ($9.6) ($8.8) (0.7%)
% Margin (0.6%) (2.9%) (2.3%) (3.2%) (2.3%) (2.0%)
Depreciation - - - - - -
Amortization - - - - - -
EBITDA ($1.0) ($5.3) ($5.7) ($11.4) ($9.6) ($8.8) (0.7%)
% Margin (0.6%) (2.3%) (1.8%) (2.3%) (1.8%) (1.7%)
Change in Acq-Related Payments - - - - - -
Transaction-Related Expenses - - - - - -
Adjusted EBITDA ($1.0) ($5.3) ($5.7) ($11.4) ($9.6) ($8.8) (0.7%)
% Margin (0.6%) (2.2%) (1.8%) (2.2%) (1.8%) (1.7%)
PROJECT COUGAR
3
Preliminary Probability-Adjusted Financial Forecast (Variance Analysis)
($ in millions)
Cougar-067 revenues reduced by
50% in 2014, and COGS increased by
25%
Retavase delayed one year, resulting
in a Q4 2016 launch
Retaflo
Assumes 60% probability of success
(compared to 70% previously)
One year delay, resulting in a 2018
launch
SG&A impacted by the delay in net
revenue (Retavase and Retaflo) and
the lower probability of success
(Retaflo)
R&D increased by $11 million in the
forecast period
Retavase – $3 million in additional
R&D ($1 million in H2 2013, 2014
and 2015)
Retaflo – $8 million in additional
R&D ($2 million in 2014, 2015, 2016
and 2017). R&D in 2015-2017 is
probability adjusted at 90% Retavase
POS as these expenses would not be
incurred if Retavase failed
COMMENTS
2
4
1
The table below presents variances between the May 9 F-1 on which the most recent preliminary valuation analysis was based and the updated preliminary financial projections based on changes made at the direction of the Special Committee
Source: Cougar management projections and Lazard estimates
2
3
5
4
3
CONFIDENTIAL
1
5

METHOD EQUITY VALUE PER SHARE COMMENTS
Sum-of-the-Parts
DCF Analysis
10-12% WACC and terminal growth sensitized ± 5%;
base assumes terminal growth of (10%) and 0% for
branded and generic products, respectively
Going Concern
DCF Analysis
Terminal year of 2022 (9.5 year forecast period)
Values the Company as a going concern; assumes
15% of net revenue dedicated to R&D / BD
10-12% WACC; terminal growth rates of 1.5-3.5%
Precedent
Transactions
Analysis
EV / Net
Revenue
2.6-3.2x pro forma LTM net revenue (low to high)
EV /
EBITDA
9.0-12.1x pro forma LTM EBITDA (low to high)
Comparable
Companies
Analysis
EV / Net
Revenue
1.3-2.9x 2014 net revenue (low to mean)
EV /
EBITDA
4.6-10.3x 2014 EBITDA (low to mean)
Revised Offer: $8.25
Preliminary Valuation Overview
($ per share)
PROJECT COUGAR
4
Note: Per share value rounded to the nearest $0.05
Current Price: $8.46
CONFIDENTIAL
$4.55
$5.55
$10.50
$11.55
$7.80
$8.40
$11.20
$13.00
$14.20
$14.55
$12.70
$12.80
$0.00 $5.00 $10.00 $15.00 $20.00
Memo: Values in May 24 Book Low High
Sum-of-the-Parts DCF $9.25 $14.10
Going Concern DCF 8.70 14.05
Precedent Transactions - EV / Net Revenue 11.55 14.55
Precedent Transactions - EV / EBITDA 10.50 14.20
Public Comparables - EV / Net Revenue 5.75 13.70
Public Comparables - EV / EBITDA 5.50 12.80

METHOD EQUITY VALUE PER SHARE COMMENTS
Leveraged Buyout Analysis
Targets ~22.5-27.5% IRR
Assumes leverage at closing of 5.0x trough
EBITDA
Assumes 9x EBITDA exit multiple
Premiums Paid in Prior
Minority Buy-Ins
17-37% premium to unaffected share price
Premium based on 25
th
to 75
th
percentiles in
precedent minority buy-ins
52-Week Trading
Range
Preliminary Secondary Financial Analyses – “Items Below the Line”
($ per share)
PROJECT COUGAR
5
Note: Per share value rounded to the nearest $0.05
(a) Discount rate of 13% for price target represents Cougar’s cost of equity
Ladenburg Thalmann
Price Target: $14.00
Price target discounted
one year at 13% (a) : $12.40
Premium to Unaffected Stock Price ($5.50) Low High
Sum-of-the-Parts DCF 54% 134%
Going Concern DCF 42% 131%
Precedent Transactions - EV / Net Revenue 110% 165%
Precedent Transactions - EV / EBITDA 91% 158%
Public Comparables - EV / Net Revenue 1% 182%
Public Comparables - EV / EBITDA (17%) 235%
CONFIDENTIAL
Revised Offer: $8.25 Current Price: $8.46
$4.75
$6.45
$9.00
$9.10
$7.55
$10.00
$0.00 $5.00 $10.00 $15.00 $20.00

Updated Preliminary Sum-of-the-Parts DCF Analysis
($ in millions, except per share amounts)
PROJECT COUGAR
6
Note: Per share value rounded to the nearest $0.05
Note: Net cash based on projected 6/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share) and shown after
$10mm Pertzye upfront payment.  Difference in Pertzye is due to rounding and lower dilutive effect of options when Retaflo / Retavase values are decreased.
Cheetah Revised Offer
(5/2/13):
$8.25
Current Price: $8.46
Risk Adj. NPV
$105 $103 $39 $57 $32 $9 $10 $33 $62 ($128) $4 ($10) $317
% Total Value 33% 33% 12% 18% 10% 3% 3% 11% 20% (40%) 1% (3%) 100%
Memo: Change in Per-Share Values from May 24 Presentation
Difference $0.00 $0.00 $0.00 $0.00 $0.00 ($0.02) ($0.30) ($0.75) $0.05 $0.00 $0.00 $0.00 ($1.00)
$3.25
$3.20
$1.20
$1.75
$1.00
$0.30
$0.30
$1.05
$1.95
($3.95)
$0.10
($0.30)
$9.85
$0.00
$2.50
$5.00
$7.50
$10.00
$12.50
$15.00
Cardene Curosurf Zyflo
(Brand)
Zyflo
(AG)
Bethkis Cougar
067
Retavase Retaflo Pertzye G&A
Expense
NOLs Net
Debt
Equity
Value
CONFIDENTIAL

The chart below presents potential sources of upside or downside based on the sum-of-the-parts DCF analysis

SUM-OF-THE-PARTS DCF MIDPOINT ($9.85)

$8.25
$11.45
$8.40
$11.25
$9.00
$10.70
$9.00
$11.40
$9.20
$8.20
$7.00
$8.00
$9.00
$10.00
$11.00
$12.00

FACTOR	COMMENTS
NET REVENUE (PRICE / VOLUME UPSIDE / DOWNSIDE)	■ Net revenue sensitized ± 5% in all years to reflect potential risks and upsides, including: ▪ Commercialization or competition risk (volumes) ▪ Price increases
EBITDA MARGIN	■ Adjusted EBITDA margin sensitized ± 5% in all years ■ Base case assumes expanding adj. EBITDA margins ▪ 29% in 2013 ▪ Declining to 24% in 2014 (Zyflo generics) ▪ Growing thereafter, to 42% by 2022
DISCOUNT RATE	■ Discount rate sensitized from 10-12% ■ Base case: 11% Cougar WACC
TERMINAL GROWTH	■ Terminal growth sensitized ± 5% across all products ■ Base case assumes the following terminal declines: 10% for branded products, 0% for generic products and 10% for corporate expenses
CUROSURF CONTRACT	■ Sensitivity assumes contract termination in 2024 (earliest date Cheetah can opt out of agreement) ■ Base case assumes contract is mutually extended in perpetuity (10% terminal decline in cash flows)
PERTZYE	■ After closing, Pertzye included in base case ■ Bar shows impact of excluding Pertzye base case (net of $10mm upfront payment (i.e., assumes $0 Pertzye NPV; for reference, $10mm upfront is ~$0.30 /sh))

LAZARD

PROJECT COUGAR 7 Updated Illustrative DCF Sensitivity Analysis ($ per share) Source: Cougar management projections and Lazard estimates Note: Per-share values rounded to the nearest $0.05 CONFIDENTIAL

Purchase Price per Share $5.50 $6.40 $6.70 $8.25 $9.00 $10.00 $11.00 $12.00
Premium to:
Unaffected Price ($5.50) 0% 16% 22% 50% 64% 82% 100% 118%
Low End of Original Range ($6.40) (14%) 0% 5% 29% 41% 56% 72% 88%
High End of Original Range ($6.70) (18%) (4%) 0% 23% 34% 49% 64% 79%
Revised Offer ($8.25) (33%) (22%) (19%) 0% 9% 21% 33% 45%
Fully-Diluted (TSM) Equity Value $150 $176 $184 $264 $289 $323 $356 $390
Plus: Term Loan A 60 60 60 60 60 60 60 60
Plus: Term Loan B 30 30 30 0 0 0 0 0
Less: Cash (50) (50) (50) (50) (50) (50) (50) (50)
Enterprise Value $190 $216 $224 $274 $299 $333 $366 $400
Implied Transaction Multiples
TEV / 2013E Net Revenue ($161) 1.2x 1.3x 1.4x 1.7x 1.9x 2.1x 2.3x 2.5x
TEV / 2014E Net Revenue ($152) 1.3x 1.4x 1.5x 1.8x 2.0x 2.2x 2.4x 2.6x
TEV / 2013E EBITDA ($47) 4.1x 4.6x 4.8x 5.9x 6.4x 7.1x 7.9x 8.6x
TEV / 2014E EBITDA ($36) 5.3x 6.0x 6.2x 7.6x 8.3x 9.2x 10.1x 11.1x
Memo:
Precedent
EV / Net Rev. EV / EBITDA
Comparable
EV / Net Rev. EV / EBITDA
Transactions
LTM Forward LTM Forward
Companies
2013 2014 2013 2014
High: 3.2x 3.2x 12.1x 10.1x High: 4.8x 4.0x 21.3x 16.6x
Mean: 3.0x 3.1x 10.6x 8.9x Mean: 3.2x 2.9x 13.2x 10.3x
Median: 3.1x 3.1x 10.9x 8.9x Median: 3.1x 2.7x 13.0x 10.7x
Low: 2.6x 3.0x 9.0x 7.6x Low: 1.6x 1.3x 6.0x 4.6x
Analysis at Various Purchase Prices
($ in millions, except per share amounts)
8
Original Offer Range
PROJECT COUGAR
Source:
Public filings, Cougar management projections
Note: Debt and cash based on projected 6/30/13 balance.  Projected cash shown after $10mm Pertzye upfront payment
Revised Offer
CONFIDENTIAL

ELEMENT	POTENTIAL VALUE PER SHARE	COMMENTS
MIDPOINT OF BASE CASE SOTP VALUATION	$9.85	■ Midpoint of SOTP DCF as detailed on prior pages ■ Based on 11% WACC
LESS: POTENTIAL FORECAST DIFFERENCES	($2.60)	■ Jefferies outlined several forecast differences: ■ Additional R&D spend, 24-30mo. launch delay and lower POS (50% and 25%) for Retavase and Retaflo ■ Delays in Cougar-067 and Bethkis launches ■ 15 additional sales reps ■ Slight decreases in Cardene and Zyflo forecasts
POTENTIAL CHEETAH VIEW OF VALUE	$7.20	
DISCOUNT RATE ARBITRAGE	$1.80	■ Based on hypothetical Cheetah WACC of 8.5% ▪ Assumes median peer group capital structure ▪ Applies mid-cap size premium[a]
SYNERGIES	$0.90	■ Public company costs and other shared cost functions ■ Assumes 25% reduction in G&A expense, with 50% attainment in 2014 and 100% thereafter[b]
POTENTIAL CHEETAH VIEW ON VALUE	$9.90	■ Potential value in Cheetah's hands[c]
ADDITIONAL STRATEGIC VALUE	?	■ Potential value of full financial control of Cougar ■ Revenue synergies from full control of U.S. channel? ■ Flexibility to pursue strategic initiatives that Cougar has not pursued (e.g., acquisitions / divestitures)

$0.00 $2.50 $5.00 $7.50 $10.00 $12.50

LAZARD

Potential Cheetah Views on Value
($ per share)
Source:
Cougar management projections and Lazard estimates
Note: Per-share values rounded to the nearest $0.05
(a)
Ibbotson category for companies with equity values of $1.9-$7.7 billion
(b)
Net of restructuring costs of 1.0x peak synergies, realized in 2H13
(c)
Illustrative value using Cougar’s forecast would be $13.35
PROJECT COUGAR CONFIDENTIAL
9
The chart below highlights additional potential sources of value that could be available to Cheetah.  However, these are preliminary and theoretical in nature, and even if Cheetah includes these sources of value in its analysis, it is unlikely to fully incorporate these items into its offer

Appendix CONFIDENTIAL

PROJECT COUGAR

APPENDIX

Selected Public Companies Analysis

($ in millions, except per share amounts)

	MARKET DATA				FINANCIAL METRICS				VALUATION DATA[b]			
						2012A		R&D	Enterprise Value as a Multiple of:			
		% of			2012-2015			as % of	Net Revenue		EBITDA	
Company Name	Share Price 5/24/13	52 Week High	Market Value[a]	Enterprise Value[a]	Net Rev. CAGR	Gross Margin	EBITDA Margin	Net Rev.	2013E	2014E	2013E	2014E
Warner Chilcott Plc[c]	$15.01	68.7%	$3,846	$7,238	(6.7%)	89.0%	56.7%	4.1%	3.1x	3.4x	6.1x	6.6x
Jazz Pharmaceuticals Plc[d]	63.75	100.0%	4,046	4,047	19.3%	86.5%	48.3%	3.1%	4.8x	4.0x	8.6x	6.9x
Cubist Pharmaceuticals Inc.[e]	55.49	98.9%	4,756	3,903	11.5%	75.2%	30.2%	30.0%	3.8x	3.4x	19.9x	16.6x
Questcor Pharmaceuticals Inc.	34.86	60.5%	2,217	2,081	19.1%	94.4%	58.5%	6.7%	3.2x	2.7x	6.0x	4.6x
Medicines Co.[e]	32.99	88.9%	1,973	1,956	16.2%	68.8%	17.4%	22.2%	2.9x	2.6x	21.3x	12.0x
Auxilium Pharmaceuticals Inc.[e,f]	15.18	55.2%	751	1,297	24.5%	76.9%	3.8%	15.1%	3.1x	2.7x	17.5x	10.7x
Pernix Therapeutics Holdings Inc.[g]	3.68	40.9%	138	155	4.5%	63.8%	NM	4.7%	1.6x	1.3x	NM	14.7x
				High:	**24.5%**	**94.4%**	**58.5%**	**30.0%**	**4.8x**	**4.0x**	**21.3x**	**16.6x**
				75th Percentile:	**19.4%**	**87.7%**	**54.6%**	**18.7%**	**3.5x**	**3.4x**	**19.3x**	**13.3x**
				Mean:	**12.7%**	**79.2%**	**35.8%**	**12.3%**	**3.2x**	**2.9x**	**13.2x**	**10.3x**
				Median:	**16.2%**	**76.9%**	**39.3%**	**6.7%**	**3.1x**	**2.7x**	**13.0x**	**10.7x**
				25th Percentile:	**8.0%**	**72.0%**	**20.6%**	**4.4%**	**3.0x**	**2.6x**	**6.7x**	**6.7x**
				Low:	**(6.7%)**	**63.8%**	**3.8%**	**3.1%**	**1.6x**	**1.3x**	**6.0x**	**4.6x**
Cougar (Unaffected)	5.50	71.4%	$150	$150	13.5%	59.7%	23.9%	3.7%	1.2x	1.2x	4.0x	4.0x

Source: *FactSet, Capital IQ, public filings, I/B/E/S consensus estimates*

Note: Cougar unaffected price as of February 19, 2013. Financials per Cougar management projections. Net cash based on projected 6/30/13 cash balance, less Term Loan A. Projected balance assumes conversion of Term Loan B (conversion preference of $7.098 per share) and is adjusted to exclude $10mm Pertzye upfront payment

(a) Market equity value based on the number of fully-diluted shares
(b) Net revenue and EBITDA estimates represent consensus research estimates for calendar year
(c) Shown as of May 9, one day prior to reports that Actavis is in talks to acquire Warner Chilcott
(d) Pro forma for acquisition of EUSA and divestiture of women's health product portfolio
(e) Pro forma for conversion of in-the-money convertible debt after effect of call spread / hedging transactions
(f) Pro forma for acquisition of Actient
(g) Pro forma for acquisitions of Cypress and Somaxon

10 | LAZARD

Precedent Transactions Analysis
($ in millions)
PROJECT COUGAR
11
Source:
Public filings, Mergermarket, Wall Street Research
Note: LTM multiples based upon most recently announced financials or annualized financials
Note: Forward multiples based upon estimated performance for the current calendar or fiscal year
ANN. ENTERPRISE EV / LTM EV / FORWARD
BUYER TARGET DATE VALUE NET REVENUE EBITDA NET REVENUE EBITDA
Shionogi & Co. Ltd. Sciele Pharma Inc. 09/01/08 $1,263 3.1x 12.1x 3.0x 10.1x
Medicis Pharmaceutical Graceway Pharmaceuticals 11/18/11 455 3.0x 10.9x NA NA
Hisamitsu Pharmaceutical Co. Noven Pharmaceuticals 07/14/09 362 3.1x NM 3.2x 7.6x
Meda AB Alaven Pharmaceutical 08/30/10 350 3.2x 9.0x NA NA
Cougar EKR Therapeutics 05/14/12 150 2.6x NM NA NA
High: 3.2x 12.1x 3.2x 10.1x
75th Percentile: 3.1x 11.5x 3.1x 9.5x
Mean: 3.0x 10.6x 3.1x 8.9x
Median: 3.1x 10.9x 3.1x 8.9x
25th Percentile: 3.0x 9.9x 3.0x 8.3x
Low: 2.6x 9.0x 3.0x 7.6x
APPENDIX